Exhibit (K)(4)


        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      EASTERN TIME ON THE EXPIRATION DATE

Control No. _________   Maximum Primary Subscription Shares Available ________

                            ROYCE VALUE TRUST, INC.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

     IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

     As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.001 par value per share, of Royce Value Trust, Inc. (the "Fund"), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available, or if Over-Subscription Shares are issued by the Fund, and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

     Registered owners who are participants in the Royce Value Trust, Inc. Distribution Reinvestment and Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan must check Box D on the reverse side of the Subscription Certificate below. Registered owners who are not participants in the plan will be automatically issued stock certificates. Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for oversubscriptions and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

                  THE SUBSCRIPTION RIGHT IS NON-TRANSFERABLE

     Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to Royce Value Trust, Inc. will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.




        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      EASTERN TIME ON THE EXPIRATION DATE

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
Control No. __________            Rights Represented by this Subscription Certificate _______________________
CUSIP No.                                                                Account No. ________________________
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                            ROYCE VALUE TRUST, INC.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK
          (Complete appropriate section on reverse side of this form)

     The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Common Stock, $.001 par value, of Royce Value Trust, Inc. (the "Fund"), in the ratio of one share of Common Stock for each ten Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for record date Stockholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a record date Stockholder if such shares are available, or if Over-Subscription Shares are issued by the Fund, and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Stock certificates for the shares subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Registered owners who are participants in the Royce Value Trust, Inc. Distribution Reinvestment and Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan should check Box D on the reverse side of this form. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. To subscribe pursuant to the Primary Subscription Right ten Rights and the Subscription Price are required for each share of Common Stock. To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of $____ per share must accompany the Subscription Certificate. See reverse side of forms.

To subscribe for your primary shares please complete line "A" on the card below.

Example:

85 shares = 85 rights (85 rights will be AUTOMATICALLY rounded up to 90 rights, the nearest number of rights divisible by ten)

90 rights divided by 10 = 9 primary shares

The maximum number of primary subscription shares would be 9

                            A. 9 x $____ = $______
                                (No. of shares)

To subscribe for any over-subscription shares please complete line "B" below.

Please Note: Only record date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a record date Stockholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a record date Stockholder does not specify the number of shares of Common Stock to be purchased, then the record date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a record date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the record date Stockholder has indicted an intention to subscribe, then the record date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.




               Expiration Date March 10, 2003 (unless extended)

              ---------------------------------------------------
                   PLEASE FILL IN ALL APPLICABLE INFORMATION
              ---------------------------------------------------

To:  EquiServe
     Attention: Corporate Actions

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
               By Mail:                                                          By Facsimile:
           P.O. Box 43025                                                       (781) 575-4826


     Providence, RI 02940-3025                               With the original Subscription Certificate to
                                                             be sent by mail, hand or overnight courier. Confirm
                                                             facsimile by telephone to (781) 575-4816






       By Overnight Courier:                                                    By Hand:
         40Campanelli Drive                                  Securities Transfer and Reporting Services, Inc.
        Braintree, MA 02184                                                  c/o EquiServe
                                                                      100 Williams St. Galleria
                                                                         New York, NY 10038
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
A.  Primary Subscription  ___________ x   $____    = $_________
    (10 Rights = 1 share) (No. of Shares)(Purchase Price)

B.  Over-Subscription Privilege  ________ x  $_______   =  $______(1)     (1) The Over-Subscription Privilege can be
                                 (Shares)    (Purchase                        exercised only by a record date Stockholder,
                                              Price)                          as described in the Prospectus, and only if
                                                                              the Rights initially issued to him are
                                                                              exercised to the fullest extent possible.

C.  Amount of Check Enclosed                            = $_______
    (or amount in Notice of Guaranteed Delivery)

D.  IF YOU CURRENTLY PARTICIPATE IN THE FUND'S DISTRIBUTION
    REINVESTMENT AND CASH PURCHASE PLAN AND WISH TO RECEIVE A
    CERTIFICATE, CHECK HERE |  |
-------------------------------------------------------------------------------------------------------------------
TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the
Fund may exercise any of the remedies set forth in the Prospectus.

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Signature(s) of Subscriber(s)

-------------------------------------------------------------------------------------
Address for delivery of Shares if other than shown on front

If permanent change of address, check here   |   |

Please give your telephone number: (     ) ____________________________

                       Please give your e-mail address: ____________________________________

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